                                                                       Exhibit 4

                         [SHELF INDENTURE--SENIOR DEBT]

                             BLYTH INDUSTRIES, INC.

                                       to

                           FIRST UNION NATIONAL BANK,

                                     Trustee

                                    INDENTURE

                           REGARDING SENIOR SECURITIES

                         Dated as of ____________, _____

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                          Reconciliation and Tie Sheet*
                                     between
                  Provisions of the Trust Indenture Act of 1939
                                       and
                    Indenture, dated as of ____________, ____
                                      from
                             BLYTH INDUSTRIES, INC.
                                       and
                       FIRST UNION NATIONAL BANK, Trustee

Section of Act                                            Section of Indenture
--------------                                            --------------------

310(a)(1), (2)...............................................    5.08
310(a)(3), (4)...............................................    Inapplicable
310(a)(5)....................................................    5.08
310(b).......................................................    **
310(c).......................................................    Inapplicable
311(a), (b)..................................................    **
311(c).......................................................    Inapplicable
312..........................................................    **
313(a).......................................................    **
313(b)(1)....................................................    Inapplicable
313(b)(2)....................................................    **
313(c), (d)..................................................    **
314(a).......................................................    **
314(b).......................................................    Inapplicable
314(c)(1) and (2)............................................    15.05
314(c)(3)....................................................    Inapplicable
314(d).......................................................    Inapplicable
314(e).......................................................    15.05
314(f).......................................................    Inapplicable
315(a)(c) and (d)............................................    5.01
315(b).......................................................    4.08
315(e).......................................................    4.09
316(a)(1)....................................................    4.01 and 4.07
316(a)(2)....................................................    Omitted
316(a) last sentence.........................................    6.04
316(b).......................................................    4.04
316(c).......................................................    6.05
317(a).......................................................    4.02
317(b).......................................................    3.03(a)
318(a).......................................................    15.07

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*     This Reconciliation and Tie-sheet is not a part of the Indenture.

**    Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.

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                               TABLE OF CONTENTS*

                                                                            Page
                                                                            ----

Parties........................................................................1

Recitals.......................................................................1

ARTICLE ONE  DEFINITIONS                                                       5

SECTION 1.01. Definitions......................................................5

ARTICLE TWO  THE SECURITIES AND SECURITY FORMS                                16

SECTION 2.01. Amount Unlimited; Issuable in Series............................16
SECTION 2.02. Form of Securities and of Trustee's Certificate of
               Authentication.................................................19
SECTION 2.03. Securities in Global Form.......................................20
SECTION 2.04. Denomination, Authentication and Dating of Securities...........20
SECTION 2.05. Execution of Securities.........................................24
SECTION 2.06. Exchange and Registration of Transfer of Securities.............25
SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Securities.................29
SECTION 2.08. Temporary Securities............................................30
SECTION 2.09. Payment of Interest; Interest Rights............................32
SECTION 2.10. Cancellation of Securities Paid, etc............................34

ARTICLE THREE  PARTICULAR COVENANTS OF THE COMPANY                            34

SECTION 3.01. Payment of Principal and Interest...............................34
SECTION 3.02. Offices for Notices and Payments, etc...........................34
SECTION 3.03. Provisions as to Paying Agent...................................36
SECTION 3.04. Corporate Existence.............................................37
SECTION 3.05. Payment of Taxes and Other Claims...............................37
SECTION 3.06. Maintenance of Properties.......................................38
SECTION 3.07. Maintenance of Records..........................................38
SECTION 3.08. Statement as to Compliance......................................38
SECTION 3.09. Notice of Defaults..............................................39

ARTICLE FOUR  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
EVENT OF DEFAULT                                                              39

SECTION 4.01. Events of Default...............................................39

----------
*     This table of contents is not part of the Indenture.


                                        i
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                                                                            Page
                                                                            ----

SECTION 4.02. Payment of Securities on Default; Suit Therefor.................43
SECTION 4.03. Application of Money Collected by Trustee.......................45
SECTION 4.04. Proceedings by Securityholders..................................46
SECTION 4.05. Proceedings by Trustee..........................................47
SECTION 4.06. Remedies Cumulative and Continuing; Delay or Omission
               Not Waiver.....................................................47
SECTION 4.07. Direction of Proceedings and Waiver of Defaults by
               Majority of Securityholders....................................48
SECTION 4.08. Notice of Defaults..............................................49
SECTION 4.09. Undertaking to Pay Costs........................................50

ARTICLE FIVE  CONCERNING THE TRUSTEE                                          49

SECTION 5.01. Duties and Responsibilities of Trustee..........................49
SECTION 5.02. Reliance on Documents, Opinions, etc............................51
SECTION 5.03. No Responsibility for Recitals, etc.............................52
SECTION 5.04. Trustee, Paying Agents or Registrar May Own Securities..........52
SECTION 5.05. Money to Be Held in Trust.......................................53
SECTION 5.06. Compensation and Expenses of Trustee............................53
SECTION 5.07. Officers' Certificate as Evidence...............................53
SECTION 5.08. Eligibility of Trustee..........................................54
SECTION 5.09. Resignation or Removal of Trustee...............................54
SECTION 5.10. Acceptance by Successor Trustee.................................56
SECTION 5.11. Succession by Merger, etc.......................................57

ARTICLE SIX  CONCERNING THE SECURITYHOLDERS                                   58

SECTION 6.01. Action by Securityholders.......................................58
SECTION 6.02. Proof of Execution by Securityholders...........................58
SECTION 6.03. Who Are Deemed Absolute Owners..................................59
SECTION 6.04. Company-Owned Securities Disregarded............................60
SECTION 6.05. Revocation of Consents; Future Holders Bound....................60
SECTION 6.06. Determination of Outstanding Securities.........................61

ARTICLE SEVEN  SECURITYHOLDERS' MEETINGS                                      61

SECTION 7.01. Purposes of Meetings............................................61
SECTION 7.02. Call of Meetings by Trustee.....................................62
SECTION 7.03. Call of Meetings by Company or Securityholders..................62
SECTION 7.04. Qualifications for Voting.......................................63
SECTION 7.05. Regulations.....................................................63
SECTION 7.06. Quorum .........................................................64
SECTION 7.07. Voting .........................................................64
SECTION 7.08. No Delay of Rights by Meeting...................................65

ARTICLE EIGHT  SUPPLEMENTAL INDENTURES                                        65


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                                                                            Page
                                                                            ----

SECTION 8.01. Supplemental Indentures Without Consent of Securityholders......65
SECTION 8.02. Supplemental Indentures with Consent of Securityholders of a Series....................................................67
SECTION 8.03. Compliance with Trust Indenture Act; Effect of
               Supplemental Indentures........................................68
SECTION 8.04. Notation on Securities..........................................68
SECTION 8.05. Evidence of Compliance of Supplemental Indenture to Be
               Furnished Trustee..............................................69

ARTICLE NINE  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE               69

SECTION 9.01. Company May Consolidate, etc., on Certain Terms.................69
SECTION 9.02. Successor Corporation Substituted...............................70

ARTICLE TEN  REDEMPTION OF SECURITIES                                         71

SECTION 10.01. Applicability of Article.......................................71
SECTION 10.02. Election to Redeem; Notice to Trustee..........................71
SECTION 10.03. Selection by Trustee of Securities to Be Redeemed..............71
SECTION 10.04. Notice of Redemption...........................................72
SECTION 10.05. Deposit of Redemption Price....................................72
SECTION 10.06. Securities Payable on Redemption Date..........................73
SECTION 10.07. Registered Securities Redeemed in Part.........................74

ARTICLE ELEVEN  SINKING FUNDS                                                 74

SECTION 11.01. Applicability of Article.......................................74
SECTION 11.02. Satisfaction of Sinking Fund Payments with Securities..........74
SECTION 11.03. Redemption of Securities for Sinking Fund......................75

ARTICLE TWELVE  REPAYMENT AT THE OPTION OF HOLDERS                            75

SECTION 12.01. Terms Set Forth in the Securities..............................75

ARTICLE THIRTEEN  SATISFACTION AND DISCHARGE OF INDENTURE                     76

SECTION 13.01. Discharge of Indenture.........................................76
SECTION 13.02. Deposited Money to Be Held in Trust by Trustee.................77
SECTION 13.03. Paying Agent to Repay Money Held...............................77
SECTION 13.04. Return of Unclaimed Money......................................77
SECTION 13.05. Discharge of Indenture as to Certain Series of Securities......78
SECTION 13.06. Repayment to Company of Deposits Made Pursuant to
                Section 13.05.................................................79


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                                                                            Page
                                                                            ----

SECTION 13.07. Deposits Irrevocable...........................................81
SECTION 13.08. Reinstatement..................................................81

ARTICLE FOURTEEN  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS                                                        81

SECTION 14.01. Indenture and Securities Solely Corporate Obligations..........81

ARTICLE FIFTEEN  MISCELLANEOUS PROVISIONS                                     82

SECTION 15.01. Provisions Binding on Company's Successors.....................82
SECTION 15.02. Official Acts by Successor Corporation.........................82
SECTION 15.03. Addresses for Notices, etc.....................................82
SECTION 15.04. Governing Law..................................................82
SECTION 15.05. Evidence of Compliance with Conditions Precedent...............83
SECTION 15.06. Legal Holidays.................................................83
SECTION 15.07. Trust Indenture Act to Control.................................83
SECTION 15.08. No Security Interest Created...................................84
SECTION 15.09. Benefits of Indenture..........................................84
SECTION 15.10. Table of Contents, Headings, etc...............................84
SECTION 15.11. Execution in Counterparts......................................84

            THIS INDENTURE, dated as of ____________, ____, is executed and delivered from BLYTH INDUSTRIES, INC., a Delaware corporation (such corporation or, subject to Article Nine, its successors and assigns, the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (such corporation or, subject to Article Five, its successors and assigns as Trustee under this Indenture, the "Trustee").

                             RECITAL OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of Indebtedness or warrants therefor to be issued in one or more series (the "Securities"), as provided herein.

            For and in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

            SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except to the extent the application of such definitions is expressly limited to certain instances, and except as otherwise expressly provided in this Indenture or unless the context otherwise requires) for all purposes of this Indenture will have the respective meanings specified in this Section 1.01. Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, all other terms used in this Indenture that are defined in the Trust Indenture Act or that the Trust Indenture Act defines by reference to the Securities Act of 1933 or by Commission rule under the Trust Indenture Act will have the meanings assigned to such terms in the Trust Indenture Act, in such rule thereunder or in such Securities Act as in force at the date of the execution of this Indenture.

            "Bearer Security" means any Security established pursuant to Section
2.02 that is payable to bearer.

            "Bearer Security Tax Certificate" or "Certificate of non-U.S. Ownership", when used with respect to a Bearer Security, means a certificate satisfying the requirements of Treasury Regulation ss. 1.163-5(c)(2)(i)(D)(3), as that provision may be amended or redesignated from time to time, which certificate shall be in a form approved by the Company.

            "Board of Directors" means the Board of Directors of the Company or, with respect to any matter, any committee of the Board of Directors duly authorized to act for the Board of Directors with respect to such matter.

            "Business Day", with respect to each series of Securities, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close in either The City of New York or, with respect to Registered Notes that will bear interest based on a specified percentage of London interbank offered quotations ("LIBOR"), in London, England, or, in the case of Bearer Securities, in any Place of Payment.

            "Capital Leases" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "CEDEL, S.A." means Centrale de Livraison de Valeurs Mobilieres S.A.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

            "Company" means the corporation identified as the Company in the first paragraph of this Indenture until a successor corporation shall succeed to and be substituted for the Company pursuant to the provisions of Article Nine, and thereafter shall mean such successor corporation.

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its Chief Executive Officer, its President, any Vice President and its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Trustee.

            "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined as of such date.

            "Consolidated Subsidiaries" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

            "coupon" means any interest coupon appertaining to a Bearer
Security.

            "Credit Facility" means the $140,000,000 Credit Agreement dated as of October 17, 1997 among the Company, as borrower, Morgan Guaranty Trust Company of New York, as documentation agent, Bank of America National Trust and Savings Association, as administrative agent, and J.P. Morgan Securities, Inc., as arranger.

            "Defaulted Interest" has the meaning specified in Section 2.09.

            "Depositary", with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, means The Depository Trust Company, New York, New York, or such other Person designated as Depositary by the Company in the manner provided in Section 2.01, until a successor Depositary shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" means or includes each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Global Securities of any such series means the Depositary with respect to the Securities of that series.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

            "Euro-clear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System.

            "Event of Default" means any event specified in Section 4.01, continued for the period of time, if any, and after the giving of the notice, if any, designated in Section 4.01.

            "Foreign Government Obligations" has the meaning specified in
Section 13.05(b).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "Global Security" means a Security issued to evidence all or part of a series of Securities in accordance with Section 2.03.

            "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend, or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations, contingent or otherwise, by such Person:

            (a) to purchase or pay such Indebtedness or obligation of any other Person or any property constituting security therefore;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation of any other Person, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation of payment thereof or against loss in respect thereof (in whole or in part).

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "Immaterial Subsidiary" means, at any time, any Subsidiary of the Company having consolidated assets at such time in an amount less than 5% of Consolidated Net Worth at such time.

            "Immaterial Insolvent Subsidiary" has the meaning set forth in
Section 4.01.

            "Indebtedness" with respect to any Person means, on any date of determination, without duplication,

            (a) its liabilities for the principal of, premium, if any, and interest in respect of indebtedness of such Person for borrowed money;

            (b) its liabilities for the principal of, premium, if any, and interest in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (c) its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (d) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (e) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

            (f) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (g) all its liabilities in respect of letters of credit or instruments serving a similar function (including reimbursement obligations with respect thereto) issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (h) Swaps of such Person; and

            (i) any Guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (h) hereof.

Indebtedness of any such Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof not withstanding that any such obligation is deemed to be extinguished under GAAP.

            "Indenture" means this instrument as originally executed or, if amended or supplemented as provided in this Indenture, as so amended or supplemented.

            "interest", when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

            "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

            "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Indenture and the Securities or (c) the validity or enforceability of this Indenture or the Securities.

            "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by the declaration of acceleration, call for redemption, repayment at the option of the holder or otherwise.

            "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA.

            "Note Purchase Agreements" means the Note Purchase Agreements each dated July 7, 1995 between Candle Corporation Worldwide, Inc., a Delaware corporation, Candle Corporation of America, a New York corporation, PartyLite Gifts, Inc. , a Delaware corporation, the Company and each of the institutions which is a signatory thereto, as amended, under which the Company's 7.54% Senior Notes due June 30, 2005 were issued.

            "Officers' Certificate", when used with respect to the Company, means a certificate signed by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. Except as otherwise provided in this Indenture, each such certificate shall include the statements provided for in Section 15.05.

            "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be acceptable to the Trustee. Except as otherwise provided in this Indenture, each such opinion shall include the statements provided for in Section 15.05.

            "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 4.01. The term "principal amount" or "aggregate principal amount", when used with respect to Original Issue Discount Securities, has the meaning (or meanings) specified in the manner contemplated by Section 2.01 for purposes of: determining the amount due and payable in the event of an acceleration of Maturity as provided in Section 4.01; and the redemption provisions in Article Ten.

            "Outstanding", when used with reference to Securities of any series or the related coupons, subject to the provisions of Section 6.04, means, as of any particular time, all Securities of such series or any related coupons authenticated and delivered by the Trustee pursuant to this Indenture, except:

            (a) such Securities and coupons theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) such Securities and coupons, or portions thereof, for the payment or redemption of which money in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been provided as specified in Article Eleven, or provision satisfactory to the Trustee shall have been made for mailing such notice; and

            (c) such Securities or coupons in lieu of or in substitution for which other Securities or coupons shall have been authenticated and delivered pursuant to the terms of Section 2.07, except to the extent that a bona fide holder in due course of any such Securities shall have presented proof satisfactory to the Trustee that such holder is a bona fide holder in due course of any such Securities or coupons.

            "Paying Agent", when used with respect to Securities of any series, means any Person authorized by the Company to pay the principal of and any premium or interest on any Securities of that series on behalf of the Company.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "Place of Payment" has the meaning stated in Section 2.01(5).

            "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the proceeding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any of its ERISA Affiliates or with respect to which the Company or any of its ERISA Affiliates may have any liability.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt that was evidenced by such particular Security. For the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of any amount upon liquidation or dissolution of such corporation.

            "principal office of the Trustee" or any other similar term means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of this Indenture, is located at 40 Broad Street, 5th floor, Suite 550, New York, New York 10004..

            "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registered Security" means any Security, in the form of registered securities established pursuant to Section 2.02, that is registered in the Security Register.

            "Regular Record Date", with respect to the interest payable on any Interest Payment Date on the Securities of any series, means the date specified for that purpose as contemplated by Section 2.01.

            "Responsible Officer", when used with respect to the Trustee, means the Chairman or Vice Chairman of its board of directors, the Chairman or Vice Chairman of the executive committee of the board of directors, the President, any Vice President, the Cashier, any Assistant Cashier, any senior trust officer, any trust officer, any assistant trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be the above-named officers, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Security" or "Securities" has the meaning stated in the recitals of this Indenture and means any Security or Securities, as the case may be, authenticated and delivered pursuant to this Indenture. Whenever this Indenture refers to any interest on or with respect to any Security that is represented by a coupon, such reference to the Security also shall include reference to a coupon.

            "Security Register", when used with respect to a Registered Security, has the meaning specified in Section 2.06(b).

            "Securityholder", "holder of Securities", "holder" or other similar term, when used with respect to a Registered Security, means any Person in whose name at the time a particular Registered Security is registered on the Security Register and, when used with respect to a Bearer Security or coupon, the bearer thereof.

            "Special Record Date" has the meaning specified in Section 2.09.

            "Stated Maturity", when used with respect to any Security or any payment of premium or any installment of interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such payment of premium or such installment of interest is due and payable.

            "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture of which more than 50% of the interests in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

            "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Indenture, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumptions that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in
Section 8.03.

            "Trustee" means the Person identified as the Trustee in the first paragraph of this Indenture until a successor shall succeed to the trusts created by this Indenture pursuant to the provisions of Article Five, and thereafter shall mean such successor.

            "United States" means the United States of America (including the District of Columbia) and its possessions.

            "U.S. dollars," and "$" means the lawful currency from time to time of the United States of America.

            "U.S. Government Obligations" has the meaning specified in Section 13.05(b).

            "Vice President", when used with respect to the Company or the Trustee, means any such officer whether or not designated by a number or a word or words added before or after such title.

            "Voting Stock" of a corporation or other entity means stock of the class or classes having general voting power in an election of the board of directors, managers or trustees of such corporation or other entity (irrespective of whether, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" means, at any time, with respect to any Person, any Subsidiary of such Person one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of such Person and such Person's other Wholly-Owned Subsidiaries.

                                   ARTICLE TWO

                        THE SECURITIES AND SECURITY FORMS

            SECTION 2.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. Securities may be issued in one or more series.

            The terms and conditions listed below, as applicable, of any series of Securities shall be established either in an indenture supplemental hereto or in or pursuant to a resolution of the Board of Directors:

                  (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of all other series);

                  (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of the series pursuant to Section 2.05, 2.06, 2.07, 8.04 or 10.07);

                  (3) the date or dates on which the principal of the Securities of the series is payable;

                  (4) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the formula by which interest shall be calculated by the Company or an agent designated for such purpose, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Registered Security on any Interest Payment Date;

                  (5) the place or places, if any, in addition to those specified herein, where the principal of and any premium or interest on Securities of the series shall be payable (the "Place of Payment"), any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to holders pursuant to this Indenture will be published;

                  (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

                  (7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the other terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, which in the case of Securities of any series that are repayable at the option of a holder thereof shall be set forth in the form of such Security;

                  (8) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Securities of the series are to be issuable with or without coupons or both and, in the case of Bearer Securities, the date as of which such Bearer Securities shall be dated if other than the date of original issuance of the first Security of such series of like tenor and term to be issued;

                  (9) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary (if other than The Depository Trust Company) for such Global Security or Securities and whether such global form shall be permanent or temporary;

                  (10) if Securities of the series are to be issuable initially in the form of one or more temporary Global Securities, the circumstances under and the manner in which such temporary Global Securities can be exchanged for definitive Securities of the series and whether such definitive Securities will be Registered Securities, Bearer Securities or both and will be in global form;

                  (11) any additional covenants applicable to such Securities;

                  (12) the denominations in which Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of such series, if any, shall be issuable if other than the denomination of $5,000;

                  (13) if other than the principal amount thereof, the portion of the principal amount of such Securities that will be payable upon declaration of acceleration of the maturity thereof;

                  (14) the currency or currency unit of payment of principal of and premium, if any, and interest on such Securities, and any index used to determine the amount of principal of or premium, if any, and interest on such Securities;

                  (15) any Event of Default with respect to the Securities of such series, if not set forth herein or if different from those set forth herein;

                  (16)  the form of Securities of the series;

                  (17) the Person or Persons who shall be Security registrar for the Securities of such series if other than as provided for in this Indenture, and the place or places where the Security Register for such series shall be maintained and the Person or Persons who will be the initial Paying Agent or Agents, if other than as provided for in this Indenture;

                  (18) if warrants for Securities of any series are to be issued, the form in which the warrants shall be issued, the circumstances under and the manner in which the warrants may be exercised, any obligation of the Company concerning any Securities underlying the warrants and any other terms or conditions regarding the warrants and any Securities underlying the warrants; and

                  (19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

            All Securities of any series and the coupons appertaining to Bearer Securities of such series, if any, issued under this Indenture in all respects shall be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of actual time or times of authentication and delivery or Maturity of the Securities of such series. All Securities of the same series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided either in an indenture supplemental hereto or a resolution of the Board of Directors.

            SECTION 2.02. Form of Securities and of Trustee's Certificate of Authentication. The Registered Securities, if any, and the Bearer Securities and related coupons, if any, of each series and the certificates of authentication on the Securities shall be in substantially the form as shall be established as provided in Section 2.01 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may be determined consistently herewith by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If the form of Securities of any series or coupons (including any Global Security) is established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
Section 2.04(b) or the authentication and delivery of such Securities.

            The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

            The form of Trustee's certificate of authentication for all Securities shall be as follows:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities issued under the within-mentioned Indenture.

                                               FIRST UNION NATIONAL BANK,
                                                      as Trustee

                                               By
                                                  ------------------------------
                                                       Authorized Signatory

            SECTION 2.03. Securities in Global Form. (a) If Securities of a series are issuable in whole or in part in global form, as specified in the manner contemplated by Section 2.01, then, notwithstanding the provisions of clause (11) of Section 2.01 or Section 2.04, such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby from time to time may be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified in such Global Security or in the Company Order to be delivered to the Trustee pursuant to Section 2.04(b).

            (b) The provisions of the last sentence of Section 2.05(b) shall apply to any Securities represented by a Global Security if such Securities were never issued and sold by the Company (whether because of failure of settlement or otherwise) and the Company delivers to the Trustee the Global Security together with written instructions with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.05(b), notwithstanding the absence of delivery of such Securities as contemplated thereby.

            (c) Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

            SECTION 2.04. Denomination, Authentication and Dating of Securities.
(a) Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 2.02. In the absence of any specification, as provided in Section 2.01, with respect to the Securities of any series, the Registered Securities of such series, if any, shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, if any, shall be issuable in the denomination of $5,000. Each Registered Security shall be dated as of the date of its authentication. Each Bearer Security shall be dated as of the date specified in the manner contemplated by
Section 2.01.

            (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article Two, the Trustee thereupon shall authenticate and deliver such Securities in accordance with a Company Order; provided, however, that in connection with its original issuance a Bearer Security may be delivered only outside the United States and, except in the case of a temporary Global Security, only if the Trustee, the Company or its agent shall have received from the Person entitled to receive the Bearer Security a Bearer Security Tax Certificate and only if the Company and the Trustee have no reason to know that such certificate is false.

            (c) To the extent authorized in or pursuant to a resolution of the Board of Directors or established in an indenture supplemental hereto, such Company Order may be electronically transmitted and may provide instructions as to registration of holders, principal amounts, rates of interest, Stated Maturities and other matters contemplated by such resolution of the Board of Directors or supplemental indenture to be so instructed in respect thereof.

            (d) In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and, subject to Section 5.01, shall be fully protected in relying upon:

                  (i) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate;

                  (ii) an executed supplemental indenture, if any;

                  (iii) an Officers' Certificate delivered in accordance with
      Section 15.05; and

                  (iv) an Opinion of Counsel to the effect that:

                        (A) the form of such Securities and coupons, if any, has
            been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections
            2.01 and 2.02 and in conformity with the provisions of this Indenture;

                        (B) the terms of such Securities and coupons, if any,
            have been established in
            accordance with Section 2.01 and in conformity with the other provisions of this Indenture;

                        (C) such Securities, when authenticated and delivered by
            the Trustee and issued (with coupons attached, if applicable) by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (D) all conditions precedent, if any, provided for in
            this Indenture have been complied with; and

                        (E) the execution and delivery by the Company of such
            Securities and coupons, if any, do not conflict with any law, administrative regulation or court decree applicable to the Company.

            (e) If the Company shall establish pursuant to Section 2.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee, in accordance with this Section 2.04 and the Company Order with respect to such series, shall authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities,
(ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction.

            (f) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the Trustee in good faith determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing holders.

            (g) Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee a Company Order, Officers' Certificate, resolution of the Board of Directors, supplemental indenture or Opinion of Counsel otherwise required pursuant to Section 2.04(b) or Section 2.04(d) at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued. In such event, any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Section 2.04(d) are true and correct as if made on such date. A Company Order, Officers' Certificate, resolution of the Board of Directors or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in this Section 2.04(g) may provide that Securities that are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the telephonic, electronic or written order of persons designated in such Company Order, supplemental indenture or resolution of the Board of Directors (any such telephonic or electronic instructions to be promptly confirmed in writing by such persons) and that such persons are authorized to determine, consistent with such Company Order, supplemental indenture or resolution of the Board of Directors, such terms and conditions of said Securities as are specified in such Company Order, supplemental indenture or resolution of the Board of Directors.

            (h) Each Depositary designated pursuant to clause (9) of Section
2.01 for a Global Security in registered form, at the time of its designation and at all times while it serves as Depositary, shall be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

            SECTION 2.05. Execution of Securities. (a) The Securities and the related coupons shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer or its President or, in lieu thereof, of any Vice President or its Treasurer and attested by its Secretary or any Assistant Secretary, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). For the purpose of any such signature or attestation, the Company may adopt and use the facsimile signature of any person who has been or is or shall be such officer.

            (b) No Security or appurtenant coupon shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose unless such security bears thereon a certificate of authentication substantially in the form set forth in Section 2.02, manually executed by an authorized signatory of the Trustee. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered under this Indenture. Except as permitted by
Section 2.07, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled. Notwithstanding the foregoing, if any Security or portions thereof shall have been duly authenticated and delivered hereunder but never issued and sold by the Company (whether because of failure of settlement or otherwise), and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10 together with a written statement stating that such Security or portion thereof has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

            (c) In case any officer of the Company whose manual or facsimile signature appears on any of the Securities or coupons shall cease to be such officer before the Securities or coupons so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities or coupons nevertheless may be authenticated and delivered or disposed of as though the person whose manual or facsimile signature appears on such Securities or coupons had not ceased to be such officer of the Company; and any Security or coupon may bear the manual or facsimile signature on behalf of the Company by such persons as, at the actual date of the execution of such Security or coupon, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

            SECTION 2.06. Exchange and Registration of Transfer of Securities.
(a) Registered Securities of any series may be exchanged for a like aggregate principal amount of Registered Securities of other authorized denominations and of like tenor and terms of the same series. Registered Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company pursuant to Section 3.02 in each Place of Payment for such series of Registered Securities, and the Company shall execute and cause to be registered, and the Trustee shall authenticate and deliver in exchange therefor, the Registered Security or Securities which the Securityholder making the exchange shall be entitled to receive.

            (b) For each series of Registered Securities, the Company shall cause to be kept in at least one such office or agency a Security register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for registration of Registered Securities and registration of transfer of Registered Securities as provided in this Article Two. Each such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Security Registers shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Registered Security of any series at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Securities of the same series and of like tenor and terms for an equal aggregate principal amount. Unless otherwise provided (pursuant to Section 2.01 or otherwise), the Company initially appoints the Trustee, at the principal office of the Trustee, as a Security registrar for each series of Registered Securities.

            (c) All Registered Securities presented for registration of transfer or for exchange or payment, if so required by the Company or the Trustee, shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

            (d) To the extent specified in the manner provided by Section 2.01, Registered Securities or Bearer Securities of any series may be issued in exchange for Bearer Securities (except as otherwise specified in the manner contemplated by Section 2.01 with respect to a Bearer Security in global form) of the same series, of any authorized denomination and of like tenor and terms and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency specified in the manner provided by Section 2.01, with all unmatured coupons and all unpaid matured coupons thereto appertaining. If the holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or unpaid matured coupon or coupons, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the amount represented by such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to hold harmless each of them and any Paying Agent. If thereafter the holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 3.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the holder making the exchange is entitled to receive.

            (e) If at any time the Depositary for the Global Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities of such series or if at any time the Depositary for the Registered Securities of such series shall no longer be eligible under Section 2.03 because it no longer is a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Global Securities of such series. If a successor Depositary for the Global Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.01(9) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

            (f) The Company at any time and in its sole discretion may determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

            (g) If specified by the Company pursuant to Section 2.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver:

               (i) to each Person specified by such Depositary a new Security or new Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

              (ii) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to holders thereof.

            (h) In any exchange provided for in Section 2.06(e), Section 2.06(f) or Section 2.06(g), the Company will execute and the Trustee will authenticate and deliver Securities (i) in definitive registered form in authorized denominations, if the Securities of such series are issuable as Registered Securities, (ii) in definitive bearer form in authorized denominations, with unmatured coupons attached, if the Securities of such series are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Securities of such series are issuable in either form; provided, however, that
(A) no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a Bearer Security Tax Certificate, (B) delivery of a Bearer Security shall occur only outside the United States and (C) no definitive Bearer Security will be issued if the Company or the Trustee has reason to know that such certificate is false.

            (i) Upon the exchange of all of a Global Security for Securities in certificated form, such Global Security shall be canceled by the Trustee. The exchange of any portion of a Global Security for Securities in certificated form shall be subject to Section 2.03(a). Registered Securities issued in exchange for all or part of a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered. The Trustee shall deliver Bearer Securities issued in exchange for all or part of a Global Security to the persons, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that (A) no definitive Bearer Security shall be delivered in exchange for all or part of a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a Bearer Security Tax Certificate, (B) delivery of a Bearer Security shall occur only outside the United States and (C) no definitive Bearer Security will be issued if the Company or the Trustee has reason to know that any such certificate is false.

            (j) No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

            (k) The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under
Section 10.03 and ending at the close of business on the day of such mailing,
(ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series, provided that such Registered Security shall be surrendered immediately for redemption with written instruction for payment consistent with the provisions of this Indenture.

            (l) Notwithstanding anything herein to the contrary: the exchange of Bearer Securities for Registered

Securities shall be subject to applicable laws and regulations in effect at the time of exchange; and neither the Company nor the Trustee or any Security registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company could suffer adverse consequences under the United States Federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Order to the Security registrar.

            SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Securities. (a) In case any temporary or definitive Security of any series or any related coupon shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request and in the absence of notice to the Company and the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver a new Security of the same series or related coupon, of equal aggregate principal amount and of like tenor and terms bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security or coupon, or in lieu of and in substitution for the Security or coupon so destroyed, lost or stolen. In every case the applicant for a substituted Security or coupon shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant also shall furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such security or coupon and of the ownership of such Security or coupon.

            (b) The Trustee may authenticate any such substitute Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substitute Security or coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or coupon which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security or coupon, may pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to hold each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security or coupon and of the ownership of such Security or coupon.

            (c) Every substitute Security or coupon issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Security or coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or coupon shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities or coupons of the relevant series duly issued under this Indenture. All Securities or coupons shall be held and owned by the holders upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

            (d) Notwithstanding the foregoing, the payment of principal of and any premium and interest on Bearer Securities, except as otherwise provided in
Section 3.02, shall be payable only at an office or an agency located outside of the United States, and, with respect to any coupons, interest represented thereby shall be payable only upon presentation and surrender of such coupons.

            SECTION 2.08. Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series (and of like tenor and terms) in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons or without coupons, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. In the case of Securities of any series issuable as Bearer Securities, such temporary Securities may be in global form, representing all or any part of the Outstanding Securities of such series.

            (b) Unless otherwise provided pursuant to Section 2.01:

               (i) Except in the case of temporary Securities in global form, every such temporary Security shall be authenticated by the Trustee in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series (accompanied, if applicable, by all unmatured coupons and all unpaid matured coupons appertaining thereto) may be surrendered in exchange therefor at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series of authorized denominations. Such exchange shall be made at the Company's expense and without any charge to the holder. Until so exchanged, the temporary Securities of any series in all respects shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered under this Indenture. Notwithstanding the foregoing, no Bearer Security shall be delivered in exchange for a Registered Security, and a Bearer Security shall be delivered in exchange for a Bearer Security only in compliance with the conditions set forth in
      Section 2.06.

              (ii) If Securities of any series are issued in temporary global form, any such temporary Global Security, unless otherwise provided pursuant to Section 2.01, shall be delivered to the Depositary for the benefit of Euro-clear and CEDEL S.A. for credit to the respective accounts of the beneficial owners of such Securities or to such other accounts as they may direct.

             (iii) Any such temporary Global Security shall be exchangeable, on the terms and in the manner set forth therein, in whole or in part, for an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor and terms as the portions of such temporary Global Security to be exchanged. Any definitive Bearer Security shall be delivered in exchange for a portion of a temporary Global Security only upon receipt by the Trustee from the Person entitled to receive such definitive Bearer Security of a Bearer Security Tax Certificate.

              (iv) Until exchanged in full as hereinabove provided, the temporary Securities of any series shall be entitled in all respects to the same benefits under this Indenture as definitive Securities of the same series and of like tenor and terms authenticated and delivered hereunder, except that any interest payable with respect to a temporary Global Security will be paid as specified therein.

            SECTION 2.09. Payment of Interest; Interest Rights. Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the provisions of this Indenture. Payment of interest on any Registered Security may be made as provided in Section 3.02. Except as otherwise provided in the terms of any particular series pursuant to Section 2.01. interest will be calculated on the basis of a year consisting of twelve 30-day months.

            Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") forthwith shall cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or
(ii) below:

               (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor fewer than ten days prior to the date of the proposed payment and not fewer than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each holder at his address as it appears in the Security Register, not fewer than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

              (ii) The Company may make payment of any Defaulted Interest on any such Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that series may be listed, and upon such notice as may be required by any such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 2.09, each Security of any series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

            Subject to the limitations set forth in Section 3.02, the holder of any coupon appertaining to a Bearer Security shall be entitled to receive the interest payable on such coupon upon presentation and surrender of such coupon on or after the Interest Payment Date of such coupon at an office or agency maintained for such purpose pursuant to Section 3.02.

            SECTION 2.10. Cancellation of Securities Paid, etc. All Securities and coupons surrendered for the purpose of payment, exchange or registration of transfer, if surrendered to the Company or any Paying Agent or any Security registrar, shall be delivered to the Trustee and promptly canceled by the Trustee or, if surrendered to the Trustee, promptly shall be canceled by it; and no Securities or coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may destroy canceled Securities or coupons and will deliver a certificate of such destruction to the Company.

                                  ARTICLE THREE

                       PARTICULAR COVENANTS OF THE COMPANY

            SECTION 3.01. Payment of Principal and Interest. The Company duly and punctually will pay or cause to be paid the principal of and any premium and interest on the Securities of each series at the places, at the respective times and in the manner provided in this Indenture and in the Securities. Any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

            SECTION 3.02. Offices for Notices and Payments, etc. So long as any Securities of a series remain Outstanding, the Company will maintain in each Place of Payment for such series of Securities an office or agency where the Securities of that series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented for payment, for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside the United States where Securities of such series and the related coupons may be presented for payment. The Company will give to the Trustee prompt written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby initially appoints the Trustee its agent to receive all such presentations and demands, except that Bearer Securities of that series and the related coupons may be presented for payment at the place specified for that purpose pursuant to
Section 2.01(5). Unless otherwise provided pursuant to Section 2.01, the Company hereby initially designates as the Place of Payment for each series of Securities (other than Bearer Securities of that series and the related coupons) the Borough of Manhattan, The City of New York, New York and appoints the Trustee, at the principal office of the Trustee, as Paying Agent in such city. Notwithstanding any other provisions to the contrary, the Company at its option may make payment of principal and any premium and interest with respect to any Registered Security by check mailed to the Person entitled thereto, as such address appears on the Security Register, except that a holder of $10,000,000 or more in aggregate principal amount of Securities of such series and of like tenor and terms will be entitled to receive payments by wire transfer of immediately available funds if appropriate wire transfer instructions shall have been received in writing by the Trustee not later than ten Business Days prior to the applicable Interest Payment Date.

            No payment of principal of or any premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of and any premium and interest on any Bearer Security may be made at an office or agency of, and designated by, the Company located in the United States if (but only if) payment of the full amount of such principal, premium or interest at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee receives an Opinion of Counsel that such payment within the United States is legal. Unless otherwise provided as contemplated by
Section 2.01 with respect to any series of Securities, at the option of the holder of any Bearer Security or related coupon, payment may be made by mailing a check to an address outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

            The Company also from time to time may designate one or more offices or agencies (in or outside of such Place of Payment) where the Securities of one or more series and any appurtenant coupons (subject to the preceding paragraph) may be presented or surrendered for any and all such purposes, and from time to time may rescind such designations. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

            SECTION 3.03. Provisions as to Paying Agent. (a) The Company, with respect to the Securities of each series, prior to each due date of principal of or any premium or interest on such Securities, will deposit with the Paying Agent for such Securities an amount sufficient to pay the principal, premium or interest so becoming due, such amount to be held in trust for the benefit of the persons entitled to such principal, premium or interest. If the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, the Company will notify the Trustee of its making, or failure to make, any such payment; and the Company also shall cause any such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.03, as follows:

                  (1) that it will hold all amounts held by it as such agent for the payment of the principal of or any premium or interest on such Securities (whether such amounts have been paid to it by the Company or by any other obligor on such Securities) in trust for the benefit of the Persons entitled thereto;

                  (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on such Securities) to make any payment of the principal of or any premium or interest on such Securities when the same shall be due and payable; and

                  (3) that it forthwith will pay to the Trustee, at any time during the continuance of an Event of Default, upon the written request of the Trustee, all amounts so held by it as such agent.

            (b) If the Company shall act as its own Paying Agent with respect to the Securities of any series, on or before each due date of the principal of or any premium or interest on the Securities of such series, it will set aside, segregate and hold in trust for the benefit of the Persons entitled thereto an amount sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under such Securities) to make any payment of the principal of or any premium or interest on such Securities when the same shall become due and payable.

            (c) Notwithstanding anything in this Section 3.03 to the contrary, the Company, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, may pay or by Company Order direct any Paying Agent to pay to the Trustee all amounts held in trust by the Company or any Paying Agent under this Indenture, such amounts to be held by the Trustee upon the trusts contained in this Indenture.

            (d) Notwithstanding anything in this Section 3.03 to the contrary, the agreement to hold amounts in trust as provided in this Section 3.03 is subject to Section 13.03 and Section 13.04.

            SECTION 3.04. Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Article 9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or any Subsidiary in accordance with Article 9) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 3.05. Payment of Taxes and Other Claims. The Company will and will cause each of its Subsidiaries to file all income and franchise tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any of its Subsidiaries, provided that neither the Company nor any of its Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties or assets of the Company and it Subsidiaries, taken as a whole.

            SECTION 3.06. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, its property in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its property if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties or assets of the Company and its Subsidiaries, taken as a whole.

            SECTION 3.07. Maintenance of Records. The Company will and will cause each of its Subsidiaries to maintain proper books of records and accounts in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to their respective businesses and activities.

            SECTION 3.08. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each calendar year commencing with the first calendar year following the issuance of Securities of any series under this Indenture, a written certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of such Securities to the end of the calendar year in which such Securities were issued, in the case of the first such certificate, and covering the preceding calendar year, in the case of each subsequent certificate, stating, as to each signer of such certificate, that:

                  (1) a review of the activities of the Company and each of its Subsidiaries during the year and of performance under this Indenture has been made under his supervision; and

                  (2) to the best of his knowledge, based on such review, the Company and each of its Subsidiaries has fulfilled all its conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him and the nature and status of such default.

            SECTION 3.09. Notice of Defaults. The Company will deliver to the Trustee within five days after the occurrence thereof written notice of any event which with the giving of notice or the lapse of time or both would be an Event of Default under Section 4.01.

                                  ARTICLE FOUR

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

            SECTION 4.01. Events of Default. "Event of Default", when used with respect to Securities of any series, means each of the following events unless it is either inapplicable to a particular series or is specifically deleted or modified in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series:

            (a) default in the payment of any installment of interest upon any of the Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 Business Days;

            (b) default in the payment of the principal of or any premium on any of the Securities of that series as and when the same shall become due and payable at their Stated Maturity, upon redemption, by declaration or otherwise;

            (c) default in the payment of any sinking fund installment or analogous obligation as and when the same shall become due and payable by the terms of the Securities of that series;

            (d) the Company or any of its Subsidiaries defaults (as principal or as guarantor or other surety) (i) in the payment of any principal of or interest on any other Indebtedness of the Company or any of its Subsidiaries, or the obligation to repurchase or acquire any other Indebtedness of the Company or any of its Subsidiaries, that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) in the performance of or compliance with any term of any evidence of any other

      Indebtedness of the Company or any of its Subsidiaries in an aggregate outstanding principal amount at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such other Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment;

            (e) a final judgment or judgments or order or orders for the payment of money in excess of $5,000,000 shall be entered against the Company or one or more Subsidiaries (other than any Immaterial Subsidiary or Immaterial Subsidiaries which, in the aggregate, comprise less than 5% of the Consolidated Net Worth of the Company (such Immaterial Subsidiaries being "Immaterial Insolvent Subsidiaries")) and within 60 days after entry thereof such judgment or judgments or order or orders shall not have been discharged or the execution thereof stayed pending appeal or within 60 days after the expiration of any such stay such judgment or judgments or order or orders shall not have been discharged;

            (f) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or in this Indenture (other than a covenant or agreement a default in the performance of which or the breach of which specifically is provided for elsewhere in this Section 4.01 or which expressly has been included in this Indenture solely for the benefit of one or more series of Securities other than such series), and continuance of such failure for a period of 30 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding;

            (g) the Company or a Subsidiary (other than any Immaterial Insolvent Subsidiaries) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing;

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or a Subsidiary (other than any Immaterial Insolvent Subsidiaries), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries (other than Immaterial Insolvent Subsidiaries), or any such petition shall be filed against the Borrower or any of its Subsidiaries (other than any Immaterial Insolvent Subsidiaries) and such petition shall not be dismissed within 60 days; or

            (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or exercise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan (as defined in Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder; and any such event or events described in clauses 4.01(i)(i) through 4.01(i)(vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

            Notwithstanding the foregoing, if at any time, Sections 6.01(f) and 6.01(i) of the Credit Facility, the analogous provision of any subsequent or replacement committed credit facility, and Sections 11(f) and 11(i) of the Note Purchase Agreements provide for increased dollar amounts referred to therein, then Sections 4.01(d) and 4.01(e) shall be deemed to have been amended simultaneously to replace the $5,000,000 amount referred to therein with the lesser of the revised amounts (but in no event more than $20,000,000) stated in Sections 6.01(f) and 6.01(i) of the Credit Facility, the analogous provision of any subsequent or replacement committed credit facility, and Sections 11(f) and 11(i) of the Note Purchase Agreements as so amended.

            If an Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, then and in each such case, unless the principal of all the Securities of such series already shall have become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal amount of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

                  (1) the Company shall pay or shall deposit with the Trustee an amount sufficient to pay:

                        (A) all matured installments of interest on all the
            Securities of that series and the principal of and any premium on any and all Securities of that series that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium at the rate borne by the Securities of that series, to the date of such payment or deposit); and

                        (B) all amounts paid or advanced by the Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) any and all defaults with respect to Securities of that series under this Indenture, other than the nonpayment of principal of and any premium and accrued interest on Securities that shall have become due by acceleration, shall have been cured or waived as provided in Section 4.07.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

            In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or any Securityholder, then and in every such case the Company, the Trustee and such Securityholders, subject to any determination in such proceeding, shall be restored respectively to their several positions and rights under this Indenture, and all rights, remedies and powers of the Company, the Trustee and such Securityholders shall continue as though no such proceeding had been taken.

            SECTION 4.02. Payment of Securities on Default; Suit Therefor. (a) In case default shall be made in the payment of (i) any installment of interest upon any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (ii) the principal of or any premium on any of the Securities as and when the same shall have become due and payable whether at Maturity of the Securities, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal, premium or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Securities; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, attorneys and counsel.

            (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities and coupons and collect in the manner provided by law out of the property of the Company or any other obligor on the Securities and coupons, wherever situated, the money adjudged or decreed to be payable.

            (c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Subsidiary (other than any Immaterial Insolvent Subsidiaries) or any other obligor on the Securities and coupons under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, any Subsidiary (other than any Immaterial Insolvent Subsidiaries) or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on the Securities and coupons, or to the creditors or property of the Company, such Subsidiary (other than any Immaterial Insolvent Subsidiaries) or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as expressed in the Securities or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and any premium and interest owing and unpaid in respect of the Securities, and, in case of any judicial proceedings, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Securityholders allowed in such judicial proceedings relative to the Company, any Subsidiary (other than any Immaterial Insolvent Subsidiaries) or any other obligor on the Securities and coupons, its or their creditors, or its or their property, and (ii) to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses;

and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section
5.06. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the trust estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the holders of the Securities and coupons may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            (d) Nothing contained in this Section 4.02 shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Securityholder any plan of reorganization or arrangement affecting the Securities or related coupons or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

            (e) All rights of action and of asserting claims under this Indenture, or under any of the Securities or related coupons, may be enforced by the Trustee without the possession of any of the Securities or coupons, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the holders of the Securities and related coupons.

            SECTION 4.03. Application of Money Collected by Trustee. Any money collected by the Trustee with respect to any series of Securities or related coupons pursuant to Section 4.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the several Securities of such series or coupons, or both, as the case may be, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts then due the Trustee under
      Section 5.06;

            SECOND: In case the principal of the Outstanding Securities of that series shall not have become due and be unpaid, to the payment of interest on the Securities of that series in the order of the Maturity of the installments of such interest, with interest (to the extent enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Securities of that series, such payments to be made ratably to the persons entitled thereto; and

            THIRD: In case the principal of the Outstanding Securities of that series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of that series for principal and any premium and interest, with interest on the overdue principal and any premium and (to the extent enforceable under applicable law) upon overdue installments of interest at the rate borne by the Securities of that series; and in case such money shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of that series, then to the payment of such principal and any premium and interest without preference or priority of principal over interest, or of interest over principal, or of any premium over principal or interest, or of principal or interest over any premium or of any installment of interest over any other installment of interest, or of any Security of that series over any other Security of that series, or of any coupon related to a Security of a series over any other coupon related to a Security of the same series, ratably to the aggregate of such principal and any premium and accrued and unpaid interest.

            SECTION 4.04. Proceedings by Securityholders. No holder of any Security of any series or any related coupon shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in Section 4.01, and unless also (i) the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Indenture and shall have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request, (ii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (iii) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended, and being expressly covenanted by each Person who acquires and holds a Security or related coupon with every other such Person, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Securities or coupons, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner provided in this Section 4.04 and for the equal, ratable and common benefit of all holders of Securities and coupons.

            Notwithstanding any other provision of this Indenture, however, the right of any holder of any Security to receive payment of the principal of and any premium and interest on such Security on or after the respective Stated Maturities, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

            SECTION 4.05. Proceedings by Trustee. In case of an Event of Default under this Indenture, the Trustee in its discretion may proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

            SECTION 4.06. Remedies Cumulative and Continuing; Delay or Omission Not Waiver. All rights, powers and remedies conferred upon or reserved to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any thereof or of any other rights, powers and remedies available to the Trustee or the holders of the Securities and related coupons, now or hereafter existing, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture; and no delay or omission of the Trustee or of any holder of any of the

Securities or related coupons to exercise any such right, power or remedy shall impair any such right, power or remedy, or shall be construed to be a waiver of any default or an acquiescence in such default; and, subject to the provisions of Section 4.04, every power and remedy conferred upon or reserved to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders. The assertion of any right, power or remedy shall not prevent the concurrent assertion of any other right, power or remedy.

            SECTION 4.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. (a) The holders of a majority in aggregate principal amount of the Securities of all series affected (voting as one class) at the time Outstanding determined in accordance with Sections 6.04 and 6.06 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (i) such direction may not be in conflict with law or this Indenture or expose the Trustee to personal liability or be unduly prejudicial to the holders of the Securities and related coupons not joining in the direction, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with this Indenture and such direction.

            (b) Prior to any declaration that the principal of the Outstanding Securities of any series is due and payable, the holders of a majority in aggregate principal amount of the Securities of that series at the time Outstanding on behalf of the holders of all of the Securities of that series may waive any past default or Event of Default under this Indenture and its consequences except a default under a covenant in this Indenture that, pursuant to Section 8.02, cannot be modified without the consent of each holder of a Security of the series affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Securities of that series and the related coupons shall be restored to their former positions and rights under this Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default under this Indenture shall have been waived as permitted by this Section 4.07, such default or Event of Default, for all purposes of the Securities, the related coupons and this Indenture, shall be deemed to have been cured and to be not continuing.

            SECTION 4.08. Notice of Defaults. The Trustee, within 90 days after the occurrence of a default with respect to Securities of any series, shall mail to all Securityholders of that series, at their addresses shown on the Security Register, notice of all such defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term "default" for the purpose of this Section 4.08 being hereby defined to mean any event which constitutes or after notice or lapse of time or both would constitute an Event of Default); and provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Securities of that series or in the making of any sinking fund payment or analogous obligation with respect to Securities of that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Securityholders of that series.

            SECTION 4.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant; provided, however, that the provisions of this Section 4.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of that series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the respective Stated Maturities (or, in the case of redemption or repayment, on or after the redemption date or repayment date).

                                  ARTICLE FIVE

                             CONCERNING THE TRUSTEE

            SECTION 5.01. Duties and Responsibilities of Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or any action or failure to act taken or omitted by it in bad faith, except that:

            (a) except during the continuance of an Event of Default:

                        (1) the duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (2) in the absence of bad faith on the part of the
            Trustee, the Trustee conclusively may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions of this Indenture specifically are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding (determined as provided in Section 6.04) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

            The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

            SECTION 5.02. Reliance on Documents, Opinions, etc. Subject to the applicable provisions of the Trust Indenture Act and in furtherance thereof and subject to the provisions of Section 5.01:

            (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

            (c) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it under this Indenture in good faith and in accordance with such Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company to the extent reasonably necessary to verify such facts or matters; and

            (g) the Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care under this Indenture.

            SECTION 5.03. No Responsibility for Recitals, etc. The recitals contained in this Indenture and in the Securities (except in the Trustee's certificate of authentication) and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the coupons. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee.

            SECTION 5.04. Trustee, Paying Agents or Registrar May Own Securities. Subject to the applicable provisions of the Trust Indenture Act, the Trustee or any Paying Agent or Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security registrar.

            SECTION 5.05. Money to Be Held in Trust. Subject to the provisions of Section 13.03 and Section 13.04, all money received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which it was received. Money held by the Trustee need not be segregated from other funds except as provided by law. The Trustee shall be under no liability for interest on any money received by it under this Indenture, except as the Company and the Trustee otherwise may agree.

            SECTION 5.06. Compensation and Expenses of Trustee. The Company will pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it under this Indenture (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses (including the reasonable costs and expenses of its counsel) of defending itself against any claim of liability in connection with the exercise or performance of any of its powers under this Indenture. The obligations of the Company under this Section 5.06 shall constitute additional Indebtedness under this Indenture.

            SECTION 5.07. Officers' Certificate as Evidence. Subject to the provisions of Section 5.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action under this Indenture, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers'

Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith of such Officers' Certificate.

            SECTION 5.08. Eligibility of Trustee. The Trustee under this Indenture shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as Trustee by the Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.08 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.09. Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee under this Indenture.

            SECTION 5.09. Resignation or Removal of Trustee. (a) The Trustee may resign at any time by giving written notice of such resignation to the Company, by mailing notice of such resignation to the holders of Registered Securities at their addresses as they shall appear on the Security Register and, if any Bearer Securities are Outstanding, by publishing notice of such resignation in a newspaper of general circulation, in each place of payment for such Bearer Securities, customarily published at least once a day for at least five days in each calendar week.

            (b) In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with the provisions of
      Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or a public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee by written instrument, executed by Company Order authorized by the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee (with written notice of such removal mailed to the holders of Registered Securities at their address as they shall appear on the Security Register, and, if any Bearer Securities are Outstanding, by publishing notice of such resignation in a newspaper of general circulation, in each place of payment for such Bearer Securities, customarily published at least once a day for at least five days in each calendar week), or, subject to the provisions of
Section 4.09, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (c) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company promptly shall appoint a successor Trustee by a Company Order authorized by the Board of Directors, one copy of which instrument shall be delivered to the retiring Trustee and one copy to the successor Trustee. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by the holders of a majority in principal amount of the Securities (voting as a single class) at the time Outstanding by instrument or instruments delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Securityholders and accepted appointment in the manner provided in Section 5.10 within 60 days after notice of the resignation or removal of the Trustee is mailed to the Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the


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

appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, subject to the provisions of Section 4.09, on behalf of such holder and all other holders similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (d) The holders of a majority in aggregate principal amount of the Securities (voting as a single class) at the time Outstanding at any time, upon notice to the Trustee, may remove the Trustee.

            (e) Any removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor Trustee as provided in
Section 5.10. Any resignation of the Trustee shall become effective only upon the appointment of a successor Trustee and upon the acceptance of appointment by the successor Trustee as provided in Section 5.10.

            SECTION 5.10. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 5.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Trustee in this Indenture; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act, upon payment of any amounts then due it pursuant to the provisions of Section 5.06, shall execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act and shall transfer, assign and deliver to such successor all property and money held by such predecessor Trustee under this Indenture. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act, nevertheless shall retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of
Section 5.06.

            No successor Trustee shall accept appointment as provided in this
Section 5.10 unless at the time of such acceptance such successor Trustee shall be qualified under


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

the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 5.08.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 5.10, the Company shall mail notice of the succession of such Trustee under this Indenture to the holders of Registered Securities at their addresses as they shall appear on the Security Register, and, if any Bearer Securities are Outstanding, by publishing notice of such resignation in a newspaper of general circulation, in each place of payment for such Bearer Securities, customarily published at least once a day for at least five days in each calendar week. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed and, if necessary, published at the expense of the Company.

            SECTION 5.11. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture provided such corporation shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 5.08.

            In case at the time such successor Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor Trustee under this Indenture or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


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

                                   ARTICLE SIX

                         CONCERNING THE SECURITYHOLDERS

            SECTION 6.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined in such action may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing,
(ii) by the record of the holders of Securities voting in favor of such action at any meeting of Securityholders duly called and held in accordance with the provisions of this Article Six or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders. The Company may set a record date for purposes of determining the identity of holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of ten days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee pursuant to the provisions of
Section 312(a) of the Trust Indenture Act prior to such solicitation. If a record date is fixed, those persons who were holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consents or to revoke any vote or consent previously given, whether or not such persons continue to be holders after such record date. No such vote or consent shall be valid or effective if such vote occurs or such consent is obtained more than 120 days after such record date.

            SECTION 6.02. Proof of Execution by Securityholders. (a) Subject to the provisions of Sections 5.01, 5.02 and 7.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

            (b) The ownership of Registered Securities of any series shall be proved by the Security Register or by a certificate of the Security registrar of such series.

            (c) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of


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

holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (ii) such Bearer Security is produced to the Trustee by some other Person, (iii) such Bearer Security is surrendered in exchange for a Registered Security or (iv) such Bearer Security is no longer Outstanding. The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 6.02(c).

            (d) The record of any Securityholders' meeting shall be proved in the manner provided in Section 7.07.

            SECTION 6.03. Who Are Deemed Absolute Owners. Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee, any Paying Agent and any Security registrar may treat the Person in whose name such Registered Security is registered as owner of such Registered Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.09) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security is overdue and notwithstanding any notation of ownership or other writing on such Registered Security made by anyone other than the Company or any Security registrar, and neither the Company, the Trustee, any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any such holder as shown in the Security Register, or upon his order, shall be valid, and, to the extent of the amount so paid, effectual to satisfy and discharge the liability for money payable upon any such Registered Security.


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

            The Company, the Trustee, any Paying Agent and any Security registrar may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon is overdue, and neither the Company, the Trustee, any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any such bearer shall be valid and, to the extent of the amount so paid, effectual to satisfy and discharge the liability for money payable upon any such Bearer Security.

            None of the Company, the Trustee, any Paying Agent or the Security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            SECTION 6.04. Company-Owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent, waiver or other action under this Indenture, Securities that are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Securities that the Trustee knows are so owned shall be so disregarded.

            SECTION 6.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action, by filing written notice with the Trustee at the principal office of the Trustee and upon proof of holding as provided in Section 6.02, may revoke such action so far as concerns such Security. Except as provided in this Section 6.05 any such action taken by the holder of any Security shall be


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

conclusive and binding upon such holder and upon all future holders and owners of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution for such Security.

            SECTION 6.06. Determination of Outstanding Securities. In determining whether the holders of the requisite principal amount of Securities issued under this Indenture have given any request, demand, authorization, direction, notice, consent or waiver hereunder or present at a meeting of holders of Securities for quorum purposes:

            (a) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and

            (b) the principal amount of a Security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in Section 7.06(a) above.

                                  ARTICLE SEVEN

                            SECURITYHOLDERS' MEETINGS

            SECTION 7.01. Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Seven for any of the following purposes:

                  (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default under this Indenture and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Four;

                  (2) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article Five;

                  (3) to consent to the execution of an indenture or indentures supplemental to this Indenture pursuant to the provisions of Section 8.02; or


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

                  (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

            SECTION 7.02. Call of Meetings by Trustee. The Trustee at any time may call a meeting of Securityholders of any or all series to take any action specified in Section 7.01, to be held at such time and at such place in The City of New York for Registered Securities and the City of London, England for Bearer Securities, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders, if any, of Registered Securities of each series affected at their addresses as they shall appear on the Security Register, and shall be provided to holders, if any, of Bearer Securities of each series affected by publication thereof in a newspaper of general circulation, in each Place of Payment for each such series, customarily published at least once a day for at least five days in each calendar week. Such notice to holders of Registered Securities shall be mailed not fewer than 20 nor more than 90 days prior to the date fixed for the meeting. Such notice to holders of Bearer Securities shall be made by the required publication on at least two dates, the first such publication to be not more than 90 days and the second such publication to be not fewer than 20 days prior to the date fixed for the meeting.

            Any meeting of Securityholders shall be valid without notice if the holders of all Securities then Outstanding of each series affected are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Outstanding Securities of each series affected, and if the Company and the Trustee are either present by duly authorized representatives or, before or after the meeting, have waived notice.

            SECTION 7.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then Outstanding of any or all series, as the case may be, that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of any or all series, as the case may be, that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or published (as appropriate under Section 7.02) the notice of such


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

meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in the city designated in
Section 7.02, as the case may be, for such meeting and may call such meeting to take any action authorized in Section 7.01, by mailing or publishing notice of such meeting as provided in Section 7.02.

            SECTION 7.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders of any series a Person shall (i) be a holder of one or more Securities of such series as set forth in the Security Register for such series or (ii) be a Person appointed by an instrument in writing as proxy by a holder of one or more Securities of such series, subject to the provisions of Section 6.02. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the representatives of the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

            SECTION 7.05. Regulations. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

            (b) The Trustee, by an instrument in writing, shall appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 7.03, in which case the Company or the Securityholders calling the meeting, as the case may be, in like manner shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

            (c) Subject to the provisions of Section 6.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities.

            (d) No vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 7.02 or Section 7.03 may be adjourned from time to time by a majority of those present and the meeting may be held as so adjourned without further notice.

            SECTION 7.06. Quorum. The Persons entitled to vote a majority in principal amount of the Outstanding Securities affected by the action proposed to be taken shall constitute a quorum for a meeting of such Securityholders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting, if convened at the request of holders of Securities, shall be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not fewer than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not fewer than ten days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 7.02, except that such notice need be given only once not fewer than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities affected by the action proposed to be taken which shall constitute a quorum.

            SECTION 7.07. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was mailed or published as provided in Section 7.02 or

Section 7.03. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

            Any record so signed and verified shall be conclusive evidence of the matters stated in such record.

            SECTION 7.08. No Delay of Rights by Meeting. Nothing in this Article Seven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred under this Article Seven to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

            SECTION 8.01. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to this Indenture for one or more of the following purposes:

            (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumptions by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Nine;

            (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of any series of the Securities or coupons as the Board of Directors and the Trustee shall consider to be for the protection of the holders of such Securities or coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies set forth in this Indenture; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for notice or a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

            (c) to cure any ambiguity or to correct or supplement any provision contained in this Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in this Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not adversely affect the interests of the holders of Outstanding Securities of any series or any related coupons;

            (d) to establish the form or terms of Securities of any series as permitted by Section 2.01;

            (e) to add to, change or eliminate any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or any premium on Registered Securities or of principal or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the holders of Outstanding Securities of any series or any related coupons;

            (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture; provided, however, that such action shall not adversely affect the interests of the holders of Outstanding Securities of any series;

            (g) to provide for the documentation necessary for the issuance of Securities outside the United States of America;

            (h) to provide for the documentation necessary for the issuance of Securities at an issue price lower than the principal amount thereof, including to provide that upon the redemption or acceleration of the Maturity thereof an amount less than the principal amount thereof shall become due and payable and that such amount shall be used to determine the relative voting rights of the holders thereof; or

            (i) to conform the Indenture to the provisions of the Trust Indenture Act as then in effect.

            The Trustee hereby is authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be contained in such supplemental indenture and to accept the conveyance, transfer and assignment of any property under such supplemental indenture, but the Trustee shall not be obligated to, but in its discretion may, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this
Section 8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any provisions of Section 8.02.

            SECTION 8.02. Supplemental Indentures with Consent of Securityholders of a Series. With the consent (evidenced as provided in Section 6.01) of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected by such supplemental indenture or indentures, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that without the consent of the holder of each Outstanding Security affected thereby no such supplemental indenture shall: (a) change the Stated Maturity of the principal of or any premium or any installment of interest on, any Security, or reduce the principal amount of any Security or any premium or interest on any Security, or reduce the amount of principal payable upon acceleration of the Maturity of any Original Issue Discount Security, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after its Stated Maturity; (b) reduce the percentage in principal amount of Securities of any Series the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults under this Indenture and their consequences provided for in this Indenture; or (c) modify the provisions of Section 4.01 providing for the rescinding and annulment of a declaration accelerating the Maturity of the Securities of any series, or any of the provisions of this Section 8.02 or Section 4.07(b), except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived.

            Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders of such series as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee in its discretion may, but shall not be obliged to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Securityholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            SECTION 8.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Eight shall comply with the Trust Indenture Act as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eight, this Indenture shall be and be deemed to be modified and amended in accordance with such supplemental indenture and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the series of Securities affected thereafter shall be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 8.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eight may bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company so shall determine, new Securities of any series and any related coupons so modified as to conform, in the opinion of the Board of Directors, to


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any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange, as provided in Section 2.06, for the Outstanding Securities of such series and any related coupons, upon surrender of such Outstanding Securities of such series and any related coupons.

            SECTION 8.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Section 5.01 and
Section 5.02, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the requirements of this Article Eight.

                                  ARTICLE NINE

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

            SECTION 9.01. Company May Consolidate, etc., on Certain Terms. The Company and its Subsidiaries shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets (determined on a consolidated basis) substantially as an entirety to any Person, unless:

                  (1) (i) the Company or any Subsidiary of the Company is the surviving corporation, or (ii) the Person formed by such consolidation or into which the Company or its Subsidiaries is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Securities, according to their terms, and the performance of every covenant of this Indenture and in such series on the part of the Company or such Subsidiary to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and


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

                  (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and supplemental indenture comply with this Article Nine and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

            SECTION 9.02. Successor Corporation Substituted. Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company in this Indenture, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities of each series and any related coupons.

            Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any of or all the Securities of each series issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of upon the Company Order, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose. All the Securities so issued shall have in all respects the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution of this Indenture.


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

                                   ARTICLE TEN

                            REDEMPTION OF SECURITIES

            SECTION 10.01. Applicability of Article. Securities of any series that are redeemable before their Stated Maturity shall be redeemable only in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article Ten.

            SECTION 10.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Company Order. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), shall notify the Trustee of such Redemption Date, of the tenor and terms of the Securities of such series to be redeemed and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

            SECTION 10.03. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series of like tenor and terms specified by the Company are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and of such tenor and terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denominations for such Securities or any integral multiple thereof) of the principal amount of such Registered Securities or such Bearer Securities of a denomination larger than the minimum authorized denomination for such Registered Securities or such Bearer Securities.

            The Trustee promptly shall notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any


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

Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

            SECTION 10.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 7.02 not fewer than 30 or more than 60 days prior to the Redemption Date. All notices of redemption shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                  (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such date;

                  (5) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price;

                  (6) that Bearer Securities may be surrendered for payment only at such place or places that are outside the United States, except as provided in Section 3.02; and

                  (7) that the redemption is for a sinking fund, if such is the case.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            SECTION 10.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.03(b)) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be the same date as the Stated Maturity of an installment of interest thereon) accrued


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

interest on, all the Securities that are to be redeemed on that date; provided, however, that deposits with respect to Bearer Securities shall be made with a Paying Agent or Paying Agents located outside the United States except as otherwise provided in Section 3.02, unless otherwise specified as contemplated by Section 2.01.

            SECTION 10.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall become due and payable, on the Redemption Date, at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that: (i) installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 3.02); and (ii) installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record date for the payment of such interest according to the terms of such Securities.

            If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to hold each of them and any Paying Agent harmless. If thereafter the holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such holder shall be entitled to receive the amount so deducted on account of such coupon without interest thereon; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or


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

agency located outside of the United States except as otherwise provided in
Section 3.02.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or related coupon.

            SECTION 10.07. Registered Securities Redeemed in Part. Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Registered Security or new Registered Securities of the same series and of like tenor and terms, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE ELEVEN

                                  SINKING FUNDS

            SECTION 11.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.01 for Securities of such series.

            The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

            SECTION 11.02. Satisfaction of Sinking Fund Payments with Securities. The Company


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

                  (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and

                  (2) may apply as a credit Securities of a series that have been repurchased at the option of a holder or redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund, and the amount of such sinking fund payment shall be reduced accordingly.

            SECTION 11.03. Redemption of Securities for Sinking Fund. Not fewer than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment of that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to
Section 11.02 and also will deliver to the Trustee any Securities to be so delivered. Not fewer than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 10.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 10.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 10.06 and Section 10.07.

                                 ARTICLE TWELVE

                       REPAYMENT AT THE OPTION OF HOLDERS

            SECTION 12.01. Terms Set Forth in the Securities. Securities of any series which in accordance with their terms are repayable at the option of the holders thereof


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

before their Stated Maturity shall be repaid in accordance with the terms set forth in such Securities.

                                ARTICLE THIRTEEN

                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities of any series and any related coupons theretofore authenticated (other than any Securities of such series and any related coupons that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities or coupons shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities of any series and any related coupons not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay upon Stated Maturity, redemption or repayment at the option of a holder all the Securities of such series and related coupons (other than any Securities of such series and related coupons that shall have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06) not theretofore canceled or delivered to the Trustee for cancellation, including principal and any premium and interest due or to become due prior to such Stated Maturity, Redemption Date or date of repayment, as the case may be, but excluding, however, the amount of any money for the payment of principal of or any premium or interest on the Securities

                  (1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of Section 13.04, or

                  (2) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company also shall pay or cause to be paid all other sums payable under this Indenture by the Company then this Indenture shall cease to be of further effect with respect to Securities of such series and any related coupons, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and


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

expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of such series and any related coupons. The obligations of the Company to the Trustee under Section 5.06 shall survive the termination of this Indenture.

            The Trustee shall notify the Securityholders of such series, at the expense of the Company, of the immediate availability of the amount referred to in clause (b) of this Section 13.01 by mailing a notice, first class postage prepaid, to the holders of Registered Securities of such series at their addresses as they shall appear on the Security Register, and, if any Bearer Securities are Outstanding, by publishing notice of such resignation in a newspaper of general circulation, in each place of payment for such Bearer Securities, customarily published at least once a day for at least five days in each calendar week.

            SECTION 13.02. Deposited Money to Be Held in Trust by Trustee. Subject to Section 13.04, all money deposited with the Trustee pursuant to
Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent, other than as to Bearer Securities, except as provided in Section 3.02), to the holders of the particular Securities and related coupons for the payment of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal and any premium and interest.

            SECTION 13.03. Paying Agent to Repay Money Held. Upon the satisfaction and discharge of this Indenture all money then held by any Paying Agent (other than the Trustee), upon demand of the Company, shall be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such money.

            SECTION 13.04. Return of Unclaimed Money. Any money deposited with or paid to the Trustee or any Paying Agent for payment of the principal of or any premium or interest on Securities of any series, or then held by the Company in trust for the payment of the principal of or any premium or interest on Securities of any series, and not applied but remaining unclaimed by the holders of Securities of that series for two years after the date upon which the principal or any premium or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand or, if then held by the Company, shall be discharged from such trust, and all liability of the Trustee thereupon shall cease; and the holder of any of such Securities thereafter, as an unsecured general creditor, shall look only to the Company for payment of such Securities, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, thereupon shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, in the case of Registered Securities or Bearer Securities, may cause to be published once, in a newspaper of general circulation in each Place of Payment for such series customarily published on each Business Day (whether or not published on Saturdays, Sundays or holidays) or, in the case of Registered Securities, to be mailed to each such holder, or in the case of Registered Securities to be mailed and published, notice that such money remains unclaimed and that, after a date specified in such notice, which shall not be fewer than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 13.05. Discharge of Indenture as to Certain Series of Securities. (a) If this Section 13.05 is specified in the manner contemplated by
Section 2.01 to be applicable to the Securities of any series, the Company shall be deemed to have paid and discharged the entire Indebtedness on all the Securities of any such series at the time Outstanding and, upon Company Order, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction, discharge and defeasance of such Indebtedness, when:

                  (1) either:

                        (A) with respect to all Securities of such series at the
            time Outstanding, the Company shall have deposited or caused to be deposited irrevocably with the Trustee for such series as trust funds in trust (1) in the case of Securities denominated in a foreign currency, money in such foreign currency, Foreign Government Obligations of the foreign government or government issuing such foreign currency or a combination thereof, (2) in the case of Securities denominated in U.S. dollars, U.S. Government Obligations or a combination thereof, in each case in an amount that through the payment of interest and principal and premium in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one Business Day before the due date of any payment in respect of the Securities for such series, money in an amount sufficient (in the case of a deposit including any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit) to pay and discharge each installment of principal of (including any mandatory sinking fund payments), and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of principal and premium, if any, and interest are due or upon the Stated Maturity, Redemption Date or repayment at the option of a holder of such series, as applicable; or

                        (B) the Company properly has fulfilled such other means
            of satisfaction and discharge as is specified, in the manner contemplated by Section 2.01, to be applicable to the Securities of such series;

                  (2) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit as evidenced to the Trustee in an Officers' Certificate delivered concurrently with such deposit to the Trustee;

                  (3) the Company shall have paid or caused to be paid all other sums payable with respect to the Securities of such series at the time Outstanding;

                  (4) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, or the Company has obtained a waiver of any such breach, violation or default;

                  (5) unless otherwise specified in the manner contemplated by
      Section 2.01, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 13.05 and will be subject to Federal income tax on the same amount and in the manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Securities of such series being discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction, discharge and defeasance of the entire Indebtedness on all Securities of any such series at the time Outstanding have been complied with.

            (b) "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof. "Foreign Government Obligations" means securities denominated in a foreign currency that are (1) direct obligations of a foreign government for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of a foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such foreign government, that, in either case, under clauses (1) and (2) are not callable or redeemable at the option of the issuer thereof.

            (c) Upon the satisfaction of the conditions set forth in this
Section 13.05 with respect to all the Securities of any series at the time Outstanding, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company (except as to any surviving rights of conversion or registration of transfer or exchange and rights relating to mutilated, destroyed, lost and stolen Securities pursuant to Section 2.07 of Securities of such series expressly provided for herein or in the form of Security of such series); provided, however, that the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (c) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

            SECTION 13.06. Repayment to Company of Deposits Made Pursuant to
Section 13.05. After the payment in full of the entire Indebtedness of a series of Securities with respect to which a deposit has been made with the Trustee pursuant to Section 13.05, the Trustee and any Paying Agent for such series upon Company Order promptly shall return to the Company any money or U.S. Government Obligations held by them that are not required for the payment of the principal of and any premium and interest on the Securities of such series.

            SECTION 13.07. Deposits Irrevocable. Any deposit referred to in
Section 13.01 and Section 13.05(a)(1)(A) shall be irrevocable. If any Securities of a series with respect to which a deposit has been made pursuant to Section
13.01 and Section 13.05(a)(1)(A) at the time Outstanding are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            SECTION 13.08. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 13.01 or Section
13.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 or Section 13.05 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.01 or Section 13.05.

                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

            SECTION 14.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of or any premium or interest on any Security, or for any claim based on any Security or coupon or otherwise in respect of any Security or coupon, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any Security, or because of the creation of any Indebtedness represented by any Security or coupon, shall be had against any incorporator, stockholder,


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

officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities and coupons.

                                 ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS

            SECTION 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements contained in this Indenture by the Company shall bind its successors and assigns whether so expressed or not.

            SECTION 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provisions of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

            SECTION 15.03. Addresses for Notices, etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830, Attention: Treasurer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at: First Union National Bank, 10 State House Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration.

            SECTION 15.04. Governing Law. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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

            SECTION 15.05. Evidence of Compliance with Conditions Precedent. Upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 4.04, which certificates shall comply with the requirements of Section 4.04) shall include: (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            The provisions of this Section 15.05 are in furtherance of and subject to Sections 314(c)(1), 314(c)(2) and 314(e) of the Trust Indenture Act.

            SECTION 15.06. Legal Holidays. Unless otherwise specified in the manner contemplated by Section 2.01, in any case where the Stated Maturity of principal of or any premium or interest on the Securities will not be a Business Day, payment of such principal, premium or interest need not be made on such date but may be made on the next following Business Day with the same force and effect as if made on the Stated Maturity and, if such principal, premium or interest is duly paid on such next following Business Day, no interest shall accrue for the period from and after such Stated Maturity to such next following Business Day.

            SECTION 15.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any provision of the Trust Indenture Act, such required provision shall control.


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            SECTION 15.08. No Security Interest Created. Nothing in this
Indenture or in the Securities or coupons, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.

            SECTION 15.09. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties to this Indenture, any Paying Agent, any Security registrar and their successors under this Indenture and the holders of Securities or coupons any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 15.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

            SECTION 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               --------------------------------------------------

            FIRST UNION NATIONAL BANK hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth above in this Indenture.


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

            IN WITNESS WHEREOF, BLYTH INDUSTRIES, INC. has caused this Indenture to be signed and acknowledged by its President or a duly authorized Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or Assistant Secretary, and FIRST UNION NATIONAL BANK has caused this Indenture to be signed and acknowledged by ____________, and has caused its corporate seal to be affixed hereunto and the same to be attested by ____________, as of the day and year first written above.

                                    BLYTH INDUSTRIES, INC.

                                    By:
                                        -----------------------------------
                                                    [Name]
                                                    [Title]

[SEAL]

Attest:

--------------------------------
          Secretary

                                    FIRST UNION NATIONAL BANK

                                    By:
                                        -----------------------------------
                                                    [Name]
                                                    [Title]

[SEAL]

Attest:

--------------------------------
Title:


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